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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Developers Diversified Realty Corporation of our report dated February 21, 2003, except for Note 5, as to which the date is August 21, 2003, relating to the financial statements, which appears in the Developers Diversified Realty Corporation's Current Report on Form 8-K filed on August 25, 2003. We also consent to the incorporation by reference of our report dated February 21, 2003 relating to the financial statement schedules, which appears in the Developers Diversified Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our reports dated September 16, 2002, September 16, 2002, September 16, 2002, September 16, 2002 and September 20, 2002 relating to the financial statements of Belden Park Crossings Phase I, Connecticut Commons, Bandera Pointe, Independence Commons and Hilltop Plaza, respectively, which reports are included in the Current Report on Form 8-K filed on October 30, 2002 and our report dated November 26, 2002 relating to the financial statement of Paradise Village Gateway which report is included in the Current Report on Form 8-K filed on December 2, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
September 5, 2003